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                                                                    Exhibit 10.7

                                 LEASE AGREEMENT


        THIS LEASE AGREEMENT (this "Lease"), dated as of the date set forth below, is between OLAFSON II. LLC, a Utah limited liability company ("Landlord"), and TOMAX TECHNOLOGIES, INC., a Utah corporation ("Tenant").

I.      PREMISES AND TERMS AND PROVISIONS

        This Lease demises to Tenant the land described in Attachment I (the "Land") and the other property included in the Premises as defined in Section
1.01 of Attachment II and is made upon the terms and provisions set forth in this Lease and Attachment II, all of which Landlord and Tenant respectively agree to perform or comply with.

II.      CERTAIN INFORMATION AND DEFINED TERMS

        The following information and defined terms are made part of this Lease:

Date of this Lease:          December 15, 1999

Commencement Date:           October 1, 2000

Expiration Date:             September 30, 2010

Renewals:                    One 5 year and two 2 year consecutive renewal
                             options, exercised by notice given to Landlord at least one hundred twenty (120) days before the end of the then-current term

Rental Factor:               Eleven percent (11%) (See Section 15.03)

Actual Cash Value:           $10,300,000 (See Section 5.02 and 1.01(b))

Basic Rent:                  For the twenty four month period beginning
                             with the Commencement Date, Basic Rent shall be the monthly amount of $69,009, and thereafter until the Expiration Date shall be the monthly amount of $107,648.

After Hours Parking          Landlord shall be permitted to charge
                             all persons, other than non-Tenant employees and invitees, for use of all parking areas on the Premises during the hours between 6:00 p.m. and 6:00 a.m.

Development Costs            Landlord has budgeted and shall spend not
                             more than $5,160,412.57 to alter and improve the Premises prior to the

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                             Commencement Date. In the event that improvement
                             costs to the Premises exceed such amount, such shall be done at Tenant's expense and shall become Tenant Alterations or Tenant Equipment within the meaning of Section 13.01 of Attachment II.

Renewal Rent:

                             The Rent shall be subject to adjustment: (i) at the beginning of the fifth anniversary of the Commencement Date; and (ii) at the beginning of any renewal term (the "Adjustment Date"), as follows:

                             The base for computing the adjustment shall be the Consumer Price Index for All Urban Consumers (1982-84 = 100) U.S. City Average, All Items, published by the United States Department of Labor, Bureau of Labor Statistics (the "Index"), which was last published on the date of the commencement of the primary term of this Lease (the "Beginning Index"). If the Index last published on the Adjustment Date (the "Extension Index") has increased over the Beginning Index, the monthly Rent for the renewal term and until the next rental Adjustment Date shall be set by multiplying the Basic Rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. PROVIDED, HOWEVER, in no event shall the rent be decreased for any renewal term.

                             In the event the Index shall hereafter be converted to a different standard reference base or otherwise revised, the determination of any increase in the Index shall be made with the use of such conversion factor, formula or table for converting the Index as may be published by the Bureau of Labor Statistics. In the event the Bureau of Labor Statistics ceases publication of the Index at any time during the term of this Lease but substitutes and commences publication of an index designed and designated to serve the same basic purposes as the Index, Lessor and Lessee shall use such substituted index as the Index hereunder.

The place for the giving of notices, consents, requests, demands and other communications under Article 12:

(a)     If to Landlord:             Olafson II. LLC
                                    205 North 400 West
                                    Salt Lake City, Utah 84103
                                    Attention: Eric L. Olafson
                                    Facsimile:  (801) 924-3400


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(b)     If to Tenant:           Tomax technologies, inc.
                                205 North 400 West
                                Salt Lake City, Utah 84103
                                Attention: Director of Operations and Finance
                                Facsimile:  (801) 924-3400

        When used in this Lease, unless the context otherwise requires: (i) each of the terms "Improvements" and "Premises" shall be deemed to be followed by the words "or any part thereof"; (ii) the terms "include," "includes," and "including" shall be deemed to be followed by the words "without limitation";
(iii) the words "herein", "hereof", "hereinafter" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section, Subsection or other subdivision; (iv) any reference to any agreement or other instrument is to it as amended, supplemented, or replaced, from time to time; and any reference to a law, statute, regulation or rule is to it as amended, supplemented, or replaced or as enacted or promulgated after the date of this Lease; (v) the headings to the Articles have been inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Lease; and (vi) all terms and provisions of this Lease shall be deemed and construed to be "covenants" and "conditions" to be performed or complied with by the respective parties.

III.     INTEGRATION OF DOCUMENTS

        This Lease consists of this Lease and Attachments I and II, all of which shall constitute a single agreement.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Date of this Lease set forth above.

LANDLORD:                                   TENANT:

OLAFSON II. LLC                             TOMAX TECHNOLOGIES, INC.



By:     /s/ Eric Olafson                    By:    /s/ Jaye Olafson
   ---------------------------                 ---------------------------------

Its:    Manager                             Its:   Manager


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                                  ATTACHMENT I.
                                    THE LAND

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        That certain real property situated in Salt Lake City, Salt Lake County,
        State of Utah, described as follows:

        PARCEL 1:

        COMMENCING 110 feet North of the Southeast corner of Lot 8, in Block 60, Plat "A", Salt Lake City Survey, and running thence North 140 feet; thence West 165 feet; thence South 140 feet; and thence East 165 feet to the place of beginning, same constituting the Southerly 140 feet of the Northerly 220 feet of the length, by the full width, of said Lot 8.

        PARCEL 2:

        COMMENCING at the Southeast corner of Lot 8, in Block 60, Plat "A", Salt Lake City Survey, and running thence North 110 feet; thence West 247 1/2 feet; thence South 110 feet; and thence East 247 1/2 feet to the place of beginning, same constituting the Southerly 110 feet of the length by the full width of said Lot 8, and the Southerly 110 of the length, by the full width, of the East half of Lot 7 in the same Block, plat and survey.

        PARCEL 3:

        BEGINNING 2 1/2 rods East of the Northwest corner of Lot 2, Block 60, Plat "A", Salt Lake City Survey, and running thence East 53 3/4 feet; thence South 98 1/3 feet; thence West 53 3/4 feet; thence North 98 1/3 feet to the place of BEGINNING.

        PARCEL 4:

        BEGINNING at the Northeast corner of Lot 7, Block 60, Plat "A", Salt Lake City Survey, and running thence South 220 feet; thence West 82.5 feet; thence South 110 feet; thence West 82.5 feet; thence North 330 feet; thence East 165 feet to the point of BEGINNING.

        LESS AND EXCEPTING therefrom the following described parcel:

               A part of Lot 7, Block 60, Plat "A", Salt Lake City Survey in Salt Lake City, Salt Lake County, Utah:



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               BEGINNING at the Northwest corner of said Lot 7 and running thence North 89 degrees58'13" East 0.65 feet along the North line of said Lot 7 and the South line of 200 South Street to a point on the projection of the East edge of an existing brick building; thence South 0 degrees11'13" East 44.9 feet along said East edge of an existing building to the Southeast corner thereof; thence South 89 degrees48'47" West 0.78 feet along South edge of said existing building to a point on the West line of said Lot 7; thence North 0 degrees01'07" West 44.9 feet along said West line of Lot 7 to the point of BEGINNING.



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                                 ATTACHMENT II.
                              TERMS AND PROVISIONS

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                                   ARTICLE 1.
                             PREMISES AND LEASE TERM

      1.01. Upon and subject to the terms and provisions hereinafter set forth, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the following property (collectively, the "Premises") for the term (the "Lease Term") hereinafter provided:

             (a)  the Land; and

             (b) all buildings, structures and improvements now or hereafter erected on such Land either prior to the Commencement Date or during the Lease Term, and all fixtures, equipment and other property (other than Tenant Equipment, as hereinafter defined) now or hereafter installed therein either prior to the Commencement Date or during the Lease Term (collectively, the "Improvements").

SUBJECT, HOWEVER, to zoning ordinances and regulations, covenants, restrictions, easements, liens, charges, encumbrances, title conditions and exceptions affecting the Premises as of the Commencement Date.

       1.02. (a) Except as hereinafter provided, the Lease Term shall commence on the Commencement Date and shall expire at midnight on the Expiration Date.

             (b) If possession of the Premises is not available to Tenant on the Commencement Date, either because a prior tenant is holding over or construction or alteration of the Improvements has not yet been substantially completed, or for any reason not within the reasonable control of Landlord, then Landlord shall give notice to Tenant when the Premises is ready for occupancy by Tenant and specifying the Commencement Date (which shall not be less than ten (10) days after giving of such notice) and the Expiration Date. Landlord shall have no liability on account of any such change in the Commencement Date, and the validity and binding effect of this Lease shall be unaffected thereby.

             (c) If Tenant shall use or occupy the Premises prior to the Commencement Date, such use or occupancy shall be deemed to be under all the terms and provisions of this Lease, including the obligation to pay Basic Rent and Additional Rent as hereinafter provided.

                                   ARTICLE 2.
                         BASIC RENT AND ADDITIONAL RENT

       2.01. Tenant shall pay to Landlord Basic Rent over and above the other and additional payments to be made by Tenant.



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      2.02. Basic Rent shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Basic Rent throughout the Lease Term.

      2.03. Tenant shall pay, as additional rent, all other amounts, liabilities, obligations and other payments which Tenant herein assumes or agrees to pay (collectively, "Additional Rent"), and, in the event of any failure on the part of Tenant to pay any item of Additional Rent, Landlord shall have all rights, powers and remedies provided for herein or by law in the case of nonpayment of Basic Rent.

      2.04. Basic Rent and Additional Rent for the first month or partial month (calculated on the basis of the actual number of days of such partial month) of the Lease Term shall be paid to Landlord prior to the Commencement Date, and thereafter, payment shall be made on the first day of each month, without notice or demand, at the address specified by Landlord.

      2.05. All payments of Basic Rent and Additional Rent shall be made without notice, demand, counterclaim, setoff, deduction or defense, and without abatement, suspension, deferment, diminution or reduction for any reason whatsoever, except as hereinafter otherwise specifically provided. Should any payment of Basic Rent or Additional Rent be received by Landlord subsequent to the 10th day of the month for which it is due, then Tenant shall pay to Landlord as Additional Rent, at that time, a late charge equal to two percent (2%) of the amount due under this Section.

      2.06. On the Expiration Date or earlier termination of this Lease, Tenant shall remove its goods and effects and peacefully yield up the Premises to Landlord in the order and condition required by the provisions of Sections 10.01 and 10.03. Tenant shall not be obligated to return the Premises with a fair market value equivalent to the fair market value of the Premises at the Commencement Date.

      2.07. If the Lease Term shall terminate prior to the Expiration Date (except pursuant to Section 6.01), then Basic Rent and Additional Rent paid with respect to periods occurring after the termination of the Lease Term shall be refunded to Tenant, subject, however, to Landlord's right of setoff with respect to any uncured default by Tenant in the performance of its obligations under this Lease.

                                   ARTICLE 3.
                     TAXES, ASSESSMENTS AND UTILITY CHARGES

     3.01. For the purpose of this Lease, "Applicable Taxes" shall mean:

             (a) ad valorem real and personal property taxes assessed and levied against the Premises and Tenant Equipment (as hereinafter defined);

             (b) all taxes, assessments, levies and charges which are now or hereafter may be assessed, levied or imposed in addition to, in replacement of or in substitution for ad valorem real or personal property taxes, including such taxes, levies and charges which, in whole or in

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part, are measured or calculated by or based upon Basic Rent and/or Additional
Rent, including, without limitation, gross income, gross receipts, license, occupation, privilege, value added, documentary stamp, transfer, excise, sales and use taxes (but excluding special assessments and any tax on or measured by the net income of Landlord); and

             (c) all taxes, assessments, levies and charges including gross income, gross receipts, license, occupation, privilege, value added, documentary stamp, transfer, excise, sales and use taxes (but excluding special assessments and any tax on or measured by the net income of Landlord) and all license, permit and authorization fees now or hereafter levied or imposed upon, assessed against, attributable to or becoming a lien upon the Premises, the appurtenances thereto, the streets or sidewalks adjacent thereto, this Lease, the leasehold estate created hereby, the instrument creating the same, the occupancy or use of the premises, the business conducted thereon, Basic Rent or Additional Rent payable under this Lease.

      3.02. Landlord shall give notice designating Tenant as addressee for payment of taxes and shall promptly forward to Tenant any tax bills received by Landlord. Tenant shall remit to the appropriate collecting authorities before the delinquency date or dates all Applicable Taxes required to be borne by Tenant hereunder. In addition, Tenant shall remit to the appropriate collecting authorities, before the delinquency date or dates, all Applicable Taxes levied or imposed upon or assessed against Tenant and which become due and payable during, or which are levied, imposed or assessed for Tax Periods within the Lease Term. Within ten (10) days after request therefor, Tenant shall furnish to Landlord (or any person or entity specified by Landlord) receipts or any other evidence of payment of the Applicable Taxes required to be remitted by Tenant.

      3.03. Tenant shall bear (a) Applicable Taxes for all Tax Periods which fall wholly within the Lease Term and (b) a portion of the Applicable Taxes for Tax Periods in which the Commencement Date or Expiration Date occurs in the proportion that the number of days the Lease Term exists within each such Tax Period bears to the total number of days in such Tax Period. Tenant shall bear Applicable Taxes regardless of whether such taxes are required to be remitted by Landlord or Tenant. Nothing in this Article shall be deemed to affect any right or remedy of Landlord under any provision of this Lease or any statute or rule of law to pay any of such Applicable Taxes if not timely paid by Tenant and to collect from Tenant as Additional Rent the amount so paid, together with interest at the rate specified in Section 14.03. For the purposes of this Lease, "Tax Period" shall mean the calendar year.

      3.04. Special assessments which become due in full or any and all installments of special assessments which become due during the Lease Term (whether or not such assessments or the first of such installments become due prior to the Commencement Date) shall be borne by Tenant as Additional Rent and shall be remitted by Landlord. For purposes of this Section 3.05, payment in installments over the longest possible term will be deemed to have been elected in any instance where a determinable option so to pay existed or may exist, notwithstanding that an assessment may have been or may hereafter be paid in full, and Tenant shall bear the expense of only such installments as would have been required to have been paid during the Lease Term had the installment option been elected.


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      3.05. (a) Tenant shall not have the right to contest the amount or validity, in whole or in part, of Applicable Taxes or special assessments, unless Tenant shall have obtained the prior consent of Landlord thereto, which consent shall not be unreasonably withheld or delayed, whereupon:

                  (i) all contest proceedings shall be conducted in good faith and with due diligence by Tenant and by counsel, if any, reasonably satisfactory to Landlord, and copies of all pleadings and other related documents involved in the contest shall be submitted to Landlord prior to the filing with any administrative or judicial body;

                  (ii) the cost of any such contest shall be borne solely by Tenant; and

                  (iii) any consent to such contest given by Landlord shall not relieve Tenant of its obligation to make the payments to Landlord specified in Sections 3.03 and 3.04.

             (b) If Landlord elects, or has elected prior to the Commencement Date, to contest the amount or validity, in whole or in part, of Applicable Taxes or special assessments, the benefits and expenses resulting from any such contest shall be shared and borne ratably by Landlord and Tenant in the same manner in which Applicable Taxes are required to be borne by each pursuant to this Article 3 in the absence of a contest; provided, however, Tenant shall not be required to bear expenses in an amount which shall exceed the benefits in reduced Applicable Taxes or special assessments accruing to Tenant as a result of such contest. Where the contest involves or involved Applicable Taxes or special assessments which are payable over a period longer than one year, such benefits will be deemed to be the aggregate of the benefits for the portion of the Lease Term in which such amounts are payable.

      3.06. Personal property taxes on property located upon the Premises, and used therewith, shall be borne and remitted by Tenant, and Tenant shall file any and all personal property tax returns that may be required in relation thereto.

      3.07. Tenant shall pay or cause to be paid all charges and taxes incurred by Tenant for or on account of water, sewer, gas, electricity, light, heat and power and for protective, telephone and other communication services and for all other public or private utility services which may be used, rendered or supplied upon, to or in connection with the Premises at any time during the Lease Term.

                                   ARTICLE 4.
                                 AUTHORIZED USE

      4.01. Tenant shall use and occupy the Premises only for lawful purposes; provided, however, that Tenant shall not use and occupy the Premises for any sexually oriented business or for the storage of hazardous substances, hazardous materials or hazardous wastes listed by the U.S. Environmental Protection Agency or the State of Utah.

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      4.02. If any law, ordinance, ruling, order or regulation (collectively,
"Prohibition") now exists or is hereinafter enacted, adopted or issued, prohibiting or substantially impairing the use and occupancy of the Premises as a software development business, then, at any time within one (1) year after the Prohibition becomes effective, Tenant (unless the Prohibition results from any act or omission by Tenant) or Landlord, by giving notice to the other, may designate a date on which this Lease shall terminate (which date shall be no later than sixty (60) days after the giving of such notice); and, thereupon, on the date fixed in such notice, this Lease shall terminate as if such a date were the Expiration Date.

                                   ARTICLE 5.
                                    INSURANCE

      5.01. Tenant shall maintain general or public liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Premises and the streets and alleys adjoining the Premises, affording protection of at least $3,000,000 single limit per occurrence of loss or damage. If underground storage tanks are present on the premises, such coverage shall provide protection for underground storage tanks as required by the EPA regulations published October 26, 1988 (and any subsequent provisions or amendments thereto) and will include providing protection for taking corrective action and for compensating third parties for bodily injury and property damage caused by accidental releases arising from the operation of underground storage tanks. All such insurance shall be effected at Tenant's expense under valid and enforceable policies issued by insurers of recognized responsibility which are qualified to do business in the State where the Premises are located and which are approved by Landlord, which approval shall not be unreasonably withheld. Such policies shall be for a minimum term of one year, shall name Landlord, Tenant and all mortgagees as insureds, and shall, to the extent obtainable, contain an agreement by the insurer that such policies shall not be canceled or substantially modified without at least thirty (30) days' prior notice to Landlord. Originals or duplicate originals of such policies shall be delivered by Tenant to Landlord prior to the Commencement Date, and similar replacement policies shall be delivered by Tenant to Landlord at least fifteen (15) days prior to the expiration dates of expiring policies. If Tenant does not provide such evidence to Landlord of valid liability insurance coverage, then Landlord, at its option, may provide said coverage at any time and without notice to Tenant. The cost thereof will be charged to Tenant as Additional Rent.

      5.02. (a) Tenant shall obtain and maintain throughout the Lease Term, fire and broad form extended coverage insurance covering the Premises (i) in an amount not less than the greater of (A) 80% of the then actual cash value of the Improvements, actual cash value being the cost of replacing the Improvements exclusive of the cost of excavation, foundations and footings below the lowest basement floor, less depreciation of the Improvements, (B) the amount which would cause Tenant to be considered a co-insurer under such insurance, and (ii) subject to such deductibles as Tenant shall determine in its reasonable discretion from time to time.

                (b) Actual cash value is deemed to be in the amount specified in the Term Sheet, as of the Commencement Date, and shall at the written request of Landlord be determined from time to time during the Lease Term (but not more frequently than once in any 36 calendar

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months) by an appraiser, engineer, architect or contractor designated by Tenant, approved in writing by Landlord and paid by Landlord.

      5.03. Tenant, at its sole cost and expense, shall carry such other insurance as customarily is maintained by operators of similar property, or as reasonably may be required by Landlord from time to time for its protection against any loss, hazard, or liability to which Landlord may be exposed.

      5.04. Landlord hereby waives: (a) any obligation on the part of Tenant to make repairs to the Premises necessitated or occasioned by fire or other casualty that is an insured risk under such insurance policies and (b) any right of recovery against Tenant for any loss occasioned by fire or other casualty that is an insured risk under such policies. Tenant hereby waives any right of recovery against Landlord, or anyone claiming under Landlord, for any loss occasioned by fire or other casualty which is an insured risk under Tenant's policies of fire and extended coverage insurance covering the property of Tenant.

      5.05. Notwithstanding any other provision of this Article, by Notice to Landlord, Tenant may elect to self-insure any of the risks covered by this Article, subject to prior credit approval by Landlord.

                                   ARTICLE 6.
                           REMEDIES IN CASE OF DEFAULT

     6.01. If any one or more of the following events shall occur and be continuing:

             (a) default shall be made by Tenant in the due and punctual payment of Basic Rent as and when the same becomes due and payable, and such default shall continue for a period of ten
                  (10) days after notice from Landlord to Tenant; or

             (b) default shall be made by Tenant in the performance of any other term or provision of this Lease and such default shall continue for a period of twenty (20) days after notice by Landlord to Tenant; or

             (c) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future bankruptcy or other applicable law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's property or its leasehold interest in the Premises, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

             (d) (i) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against Tenant seeking any reorganization,

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                  arrangement, composition, readjustment, liquidation,
                  dissolution or similar relief under any present or future bankruptcy or other applicable law, or (ii) any trustee, receiver or liquidator of Tenant or of all or any substantial part of Tenant's property or its leasehold interest in the Premises shall be appointed without the consent or acquiescence of Tenant; and such order, judgment, decree or appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

             (e) default shall be made by Tenant in the performance of any term or provision of any lease or sublease (other than this Lease) covering any premises used for software development business purposes in conjunction with the Premises;

then, in any such event, Landlord, at its option, by notice to Tenant, may designate a date not less than thirty (30) days from the giving of such notice on which this Lease shall terminate in all respects as if such a date were the Expiration Date.

      6.02. Upon any such termination, Tenant shall quit and peacefully surrender its interest in the Premises to Landlord, and Landlord, upon and at any time after such termination, without further notice, may reenter and repossess the Premises, either by force, summary proceedings or otherwise, without being subject to any prosecution therefor.

      6.03. At any time and from time to time after such termination of this Lease, Landlord may relet the Premises or any part thereof for such term or terms and on such conditions as Landlord in its discretion may determine, and Landlord may collect and receive the rents therefor. Landlord in no way shall be responsible or liable for any failure to relet the Premises or any part thereof or for any rent upon any such reletting.

      6.04. No such termination of this Lease shall relieve Tenant of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such termination. In the event of any such termination, whether or not the Premises or any part thereof shall have been relet, Tenant shall pay Basic Rent and Additional Rent required to be paid under this Lease by Tenant up to the time of such termination. Thereafter, until the Expiration Date, Tenant shall pay to Landlord as liquidated damages for its default (a) Basic Rent and Additional Rent which would have been payable by Tenant under this Lease were it still in effect, less (b) the net proceeds of reletting, if any, effected pursuant to Section 6.03, after deducting all expenses of Landlord in connection with such reletting. Tenant shall pay such liquidated damages on the days on which Basic Rent and Additional Rent would have been payable under this Lease if it were still in effect.

      6.05. At any time after a termination of this Lease pursuant to Section 6.01, whether or not Landlord shall have collected any liquidated damages pursuant to Section 6.04, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated final damages for Tenant's default ("Final Damages") and in lieu of all liquidated damages pursuant to Section 6.04 beyond the date of such demand, an amount equal to the excess if any of (a) Basic Rent which would be payable under this Lease from (i) the date to

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which Tenant shall have satisfied in full its obligations to pay liquidated damages pursuant to Section 6.04, to (ii) the Expiration Date, over (b) the then fair net rental value (net after Additional Rent) of the Premises for the same period, both discounted to present worth at the rate of six percent (6%) per annum, compounded annually. However, if any statute or rule of law shall limit the amount of Final Damages to an amount less than the above agreed-upon amount, Landlord shall be entitled to prove as Final Damages the maximum amount allowable under such statute or rule of law.

      6.06. In the event of any expiration or termination of the Lease Term, Tenant, so far as permitted by law, hereby expressly waives (a) the service of any notice of intention to reenter provided for by law, (b) the institution of legal proceedings for reentry or repossession, and (c) any and all rights to redeem, reenter or repossess the Premises, or to restore the operation of this Lease. Tenant also waives any right to trial by jury in the event that, upon any expiration or termination of the Lease Term, legal proceedings shall be instituted by Landlord and further waives the benefits of any and all laws now or hereafter in force exempting property from liability for rent or for debt. The terms "enter", "reenter", "entry" or "reentry" as used in this Lease are not restricted to their technical legal meaning.

                                   ARTICLE 7.
                              ENVIRONMENTAL MATTERS
                          AND UNDERGROUND STORAGE TANKS

      7.01. Landlord has obtained a Phase I environmental assessment (the "Commencement Assessment") of the Premises and has delivered a copy to Tenant. Tenant has reviewed the Commencement Assessment prior to entering into this Lease.

      7.02. If the Commencement Assessment (or any further environmental assessment which Tenant may seek to obtain at its expense) shall disclose the existence emanating from and/or upon, above or beneath the Premises of any Hazardous Substance which (a) is required by law or regulation to be cleaned up, removed or otherwise remediated, or (b) in Tenant's judgment should be remediated (both of the foregoing collectively "Remediation") Landlord shall be responsible for undertaking Remediation and for dealing with all governmental bodies having jurisdiction over the Premises or the Remediation. Landlord shall also be responsible for removal of any in-ground hoists existing on the Premises (the "Hoists") and installation of any necessary oil-water separators and above-ground storage tank secondary containment facilities, at its expense, within 180 days after the Commencement Date, and for any Remediation necessary in connection with such removal or the existence of the Hoists, all of which shall constitute Remediation for the purposes of this Lease.

      7.03. If the Commencement Assessment discloses the existence of any underground storage tanks on the Premises, either Landlord or Tenant shall have the right, at any time during the Lease Term, to remove any such underground storage tanks and related pumps, piping and appurtenances (collectively, "USTs"), and shall have the right, but, not the obligation to replace any UST during or at the end of the Term. The Cost of Work for removing USTs, or other Remediation associated therewith, and the cost of installing any replacement USTs shall be borne by Landlord. However, if Landlord or Tenant receives reimbursement from an insurer or governmental authority for any such costs, any such amount shall be paid to Landlord.

      7.04. Pursuant to the terms of Article 14, Landlord shall have the right, upon notice to Tenant, to enter upon the Premises at any time during the Lease Term to conduct an inspection or environmental assessment, and if such inspection or assessment discloses the presence of any Hazardous Substance emanating from and/or upon, above or beneath the Premises, to undertake the Remediation of such Hazardous Substance even if such Remediation is the obligation of Tenant under Article 10. In any case in which the Remediation of such Hazardous Substance is the obligation of Tenant under Article 10, the Cost of Work for such Remediation shall be borne by Tenant and shall be remitted to Landlord as Additional Rent, upon Landlord incurring such expense, or portions thereof, promptly upon demand. Tenant hereby releases Landlord from any damages or claims of damages arising from any loss of business or from any increase in operating costs of Tenant's business resulting directly or indirectly from any work performed by Landlord or its agent upon, above or beneath the Premises pursuant to the provisions of this Article 7, whether or not due to Landlord's negligence.

      7.05. For purposes of this Article 7 and of Article 10, the term "Cost of Work" shall mean, when applied to environmental assessments, removal or replacement of USTs or Remediation the following:

                  (i) the total contract price paid by Landlord to its contractors to assess the Premises (including the cost and expense of environmental consultants and inspections, soil borings, tests and evaluations), whether or not incurred in connection with the removal, disposal or replacement of USTs or Remediation of the Premises;

                  (ii) the total contract price paid by Landlord to its contractors to close, remove, repair or dispose of USTs (including the disposition of any materials in the USTs and the restoration of soil, landscaping and paving in the area of the USTs), or to install new USTs;

                  (iii) the total contract price paid by Landlord to its
                        contractors in connection with any Remediation of the Premises (including the soil or ground water under the Premises or the air above the Premises); and

                  (iv) the cost of any additions or changes under any contract contemplated by subsections (i), (ii) and (iii) above, including costs, expenses and charges for consultants and inspections, soil borings, tests and evaluations, site restoration, construction cost estimates, surveys, attorneys', architects' and engineers' services, licenses and permits, and premiums on fire, extended coverage and other insurance, and uninsured casualty losses, together with interest, compounded monthly, at the rate of interest specified in Section 14.03 hereof.

      7.06. For the purpose of this Article 7 and of Article 10, the term "Hazardous Substance" means any substance: (i) the presence of which requires investigation or Remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or (ii) which is or becomes defined as a "hazardous waste," "hazardous substance," pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601, et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); or (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State where the Premises are located, or any political subdivision thereof; or (iv) the presence of which on the Premises causes or threatens to cause a nuisance upon the Premises to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises; or (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons.

                                   ARTICLE 8.
                                DISCHARGE OF LIEN

      8.01. In the event that the Premises or Tenant's leasehold interest therein shall become subject to any vendor's, mechanic's, laborer's, materialman's or other lien, encumbrance or charge based upon the furnishing of materials or labor to or at the direction of Tenant, Tenant shall cause the same, at Tenant's sole cost and expense, to be discharged within 30 days after notice thereof to Tenant given by or on behalf of the lienor.

                                   ARTICLE 9.
                           INDEMNIFICATION OF LANDLORD

      9.01. Tenant shall indemnify and save harmless Landlord against and from any and all liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including fees and expenses of attorneys, expert witnesses, architects, engineers and other consultants) which may be imposed upon, incurred by or asserted against Landlord by reason of any of the following occurring during the Lease Term:

      (a) any work or thing done by Tenant or any agent, contractor, employee, licensee or invitee of Tenant in, on or about the Premises;

      (b) any use, nonuse, possession, occupation, condition, operation, maintenance or management of the Premises, or of any street, alley, sidewalk, curb, passageway or space adjacent thereto, or any Tenant Equipment;

      (c) any negligent or tortious act of Tenant or any agent, contractor, employee, licensee or invitee of Tenant;

      (d) any accident, injury or damage to any person or property occurring in, on or about the Premises or any street, alley, sidewalk, curb, passageway or space adjacent thereto; and

      (e)    any failure by Tenant to perform its obligations under this Lease.

In the event that any action or proceeding shall be brought against Landlord by reason of any claim covered by this Section 9.01, Tenant, upon notice from Landlord, at Tenant's sole cost and expense, shall resist or defend the same with counsel approved by Landlord. To the extent of the proceeds received by Landlord under any insurance furnished to Landlord by Tenant, Tenant's obligation to indemnify and save harmless Landlord against the hazard which is the subject of such insurance shall be deemed to be satisfied pro tanto.

      9.02. Tenant is fully familiar with the physical condition of the Premises and accepts it as is. Landlord has made no representations of whatever nature in connection with the condition of the Premises, and Landlord shall not be liable for any latent or patent defect therein.

      9.03. Tenant shall indemnify Landlord against all costs and expenses, including fees and expenses of attorneys, expert witnesses, architects, engineers and other consultants, incurred by Landlord in

            (i)   obtaining possession of the Premises after default by Tenant;
                  or

            (ii) obtaining possession of the Premises after Tenant's default in surrendering possession on the Expiration Date or earlier termination of the Lease Term; or

            (iii) enforcing any obligation of Tenant under this Lease.

                                   ARTICLE 10.
                        REPAIRS AND COMPLIANCE WITH LAWS

      10.01. (a) Tenant shall keep and maintain the Premises (including the roofs, walls, floors, ceilings and windows, the heating, air conditioning, electrical, water, power and plumbing systems and equipment, the paved or blacktopped areas and the adjacent alleys, sidewalks and curbs) and Tenant Equipment (hereinafter defined) in the condition that existed on the Commencement Date, reasonable wear and tear excepted (including periodic painting, washing and general refurbishing) and free of accumulations of trash, rubbish, snow and ice, and any Hazardous Substance or other contaminants. Except as provided in Section 5.04, Tenant shall make all repairs, replacements, alterations, additions and betterments, ordinary and extraordinary, structural and non-structural, foreseen and unforeseen (including the roofs, walls, floors, ceilings and windows, the heating, air conditioning, electrical, water, power and plumbing systems and equipment, the paved or blacktopped areas and the adjacent alleys, sidewalks and curbs) as may be necessary or desirable in order to keep and maintain the Premises and Tenant Equipment in the condition that existed on the Commencement Date, reasonable wear and tear excepted and in a condition suitable for the operation and conduct of Tenant's business. Tenant shall clean up and remove any release of Hazardous Substance or other contaminants on or under the Premises.

             (b) Except for the initial construction or alteration of the Improvements, if any, undertaken by Landlord and except as provided in Section 10.02, Landlord shall not be required to make any repair, replacement, alteration, addition or betterment to or in the Premises, Tenant hereby assuming the full and sole responsibility therefor and for the condition and maintenance thereof during the Lease Term.

      10.02. (a) Tenant shall give notice promptly to Landlord if the Premises or any Tenant Equipment shall be damaged or destroyed by fire or other casualty, specifying the date, nature and extent of such damage or destruction. Tenant shall take whatever steps may be necessary to prevent further damage or destruction to the Premises or Tenant Equipment.

             (b) If prior to or during the Lease Term (i) the Improvements shall be damaged or destroyed by fire or other casualty insured against by Tenant's fire and extended coverage policy covering the Improvements, (ii) Landlord shall not have elected to terminate this Lease as provided in Subsection 10.02(c), and
(iii) Tenant shall have paid to Landlord, upon demand, the amount of the deductible under the insurance covering the Improvements, then Landlord shall repair or restore the Improvements so damaged or destroyed. Landlord shall have no obligation to repair or restore any Tenant Equipment. If the Premises shall be rendered untenantable as a result of such damage or destruction, there shall be a reduction in Basic Rent to the extent and for the period of such untenantability, all as shall be determined by Landlord in its reasonable discretion.

             (c) If prior to or during the Lease Term the Improvements shall be so damaged or destroyed by fire or other casualty that Landlord, in its reasonable discretion, shall determine that substantial repairs or reconstruction of the Improvements shall be required, then Landlord, within one hundred twenty (120) days after such fire or other casualty, by notice given to Tenant, may designate a date on which this Lease shall terminate (which date shall be no later than sixty (60) days after the giving of such notice). Thereupon, on the date fixed in such notice, this Lease shall terminate as if such date were the Expiration Date.

             (d) Other than as specifically provided in Subsection 10.02(b), there shall be no abatement of Basic Rent or Additional Rent on account of any casualty or destruction to or untenantability of the Premises, any statute or rule of law to the contrary notwithstanding.

      10.03. Tenant, at its sole cost and expense, shall comply with all laws, rules and regulations (whether now existing or hereafter enacted or promulgated) of governmental authorities relating to Tenant's use and occupancy of the Premises, including all laws, rules, and regulations relating to the environmental condition of the Premises or the use and presence of any Hazardous Substances on the Premises and all orders, rules and regulations of the board of fire underwriters or any other body hereafter exercising similar functions relating to use and occupancy of the Premises. Tenant likewise shall comply with the requirements of all governmental permits and certificates and all policies of public liability, fire and other insurance at any time in force with respect to the Premises. Without limiting the foregoing, Tenant shall promptly deliver to Landlord copies of any notice or other correspondence sent by Tenant to any governmental body, or received by Tenant from any governmental body, concerning the environmental conditions of the Premises.

      10.04. Tenant hereby assigns to Landlord all contractors' warranties and guarantees received by Tenant in connection with the performance by Tenant of its obligations under Section 10.01 or of any other work in or upon the Premises. If a defect in workmanship or materials is discovered by Tenant which is covered by a contractor's warranty or guaranty received by Landlord, and Landlord refuses to enforce such warranty or guaranty after demand by Tenant, then Landlord agrees to assign to Tenant, upon demand by Tenant, all rights of Landlord to enforce such warranty or guaranty to the extent that the same relates to the defect in question.

                                   ARTICLE 11.
                            ASSIGNMENT OR SUBLETTING

      11.01. Tenant may not assign or pledge this lease or any interest herein or sublease all or part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

      11.02. During any assignment of this Lease or subleasing of the Premises, Tenant shall remain liable for the payment of the Rents and for the performance or observance of all of the covenants, conditions and undertakings of Tenant hereunder, unless released therefrom in writing by Landlord.

                                   ARTICLE 12.
                                     NOTICES

      12.01. All notices, consents, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail or by prepaid overnight delivery service providing written evidence of delivery, addressed as specified in the Lease or to such other address as either party may designate to the other by notice. Any notice by certified mail shall be deemed to have been given on the date of certification thereof. Any notice by prepaid overnight delivery service shall be deemed to have been given on the day following the date same was delivered to the overnight mail service.

                                   ARTICLE 13.
                        ALTERATIONS AND TENANT EQUIPMENT

      13.01. Tenant, at its expense, may make additions, alterations, and improvements to the Premises (collectively, "Alterations") and may install therein or thereon fixtures, machinery, equipment and advertising signs (collectively, "Tenant Equipment"). No consent of the Landlord shall be necessary for any of the foregoing, except that any structural alterations or improvements shall be made only with the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. All Tenant Equipment (except painting and wall coverings) shall remain Tenant's property, and at Tenant's election, may be removed prior to termination of this Lease; provided, however, that Tenant shall repair any physical damage to the Premises occasioned by removal thereof.

      13.02. In no event shall the Rents be changed because of any additions, improvements, alteration or betterment by Landlord or any other party (including but not limited to Tenant or any subtenant) unless this Lease shall be amended in writing and any adjustment in the Rents specifically stated in the amendment.

                                   ARTICLE 14.
                                 RIGHT OF ENTRY

      14.01. Landlord and its authorized representatives, including, without limitation, mortgagees and lessors of all underlying or ground leases, shall have the right to enter the Premises at all times for the purpose of (a) exercising any right, power or remedy reserved to Landlord in this Lease or (b) after not less than 10 days' prior notice to Tenant, performing any obligation of Tenant with respect to which Tenant is in default under this Lease.

      14.02. Landlord and its authorized representatives, including mortgagees and lessors of all underlying or ground leases, shall have the right to enter the Premises at all reasonable times during normal business hours for the purpose of (a) examining or inspecting the Premises or (b) showing the Premises to prospective purchasers, mortgagees or tenants.

      14.03. All payments made by Landlord and all costs and expenses (including fees and expenses of attorneys, expert witnesses, architects, engineers and other consultants) incurred by Landlord in connection with the exercise of its rights under Section 14.01, together with interest at the rate of twelve percent (12%) per annum (or if twelve percent (12%) per annum shall be in excess of the highest rate of interest permitted by law to be collected from Tenant, then at such highest rate permitted by law), from the respective dates of the making of such payments or the incurring of such costs and expenses, shall constitute Additional Rent and shall be payable to Landlord by Tenant on demand.

      14.04. The exercise of any right reserved to Landlord or its authorized representatives in Sections 14.01 or 14.02 shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Basic Rent or Additional Rent or relieve Tenant from any of its obligations under this Lease or impose any liability on Landlord or its authorized representatives by reason of inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business or otherwise.

      14.05. In any case in which Landlord enters the Premises for any of the purposes set forth in this Article 14, Tenant shall not interfere, directly or in any manner or form, with the conduct of any work being performed by or for Landlord. Tenant hereby releases Landlord from any damages or claims of damages arising from any loss of business or from any increase in operating costs of Tenant's business, resulting directly or indirectly from the conduct of any such work, whether or not due to Landlord's negligence.

                                   ARTICLE 15.
                                  CONDEMNATION

      15.01. The term "Taking" shall mean a taking prior to or during the Lease Term (but, in any event, subsequent to the execution of this Lease) of the Premises as the result of condemnation or by agreement between Landlord and the condemning authority. The term "Date of Taking" shall mean the date on which title is vested in the condemning authority.

      15.02. In the event of a Taking of the whole of the Premises, this Lease shall terminate on the Date of Taking as if such date were the Expiration Date.

      15.03. In the event of a Taking of less than all the Improvements, Tenant, within one hundred twenty (120) days after the Date of Taking, may terminate this Lease on a date as shall be specified in a notice given to Landlord by Tenant, which date shall be not later than sixty (60) days after the giving of such notice. If Tenant shall not give notice of termination of this Lease within one hundred twenty (120) days after the Date of Taking, then this Lease shall remain in full force and effect with respect to the part of the Premises not the subject of the Taking. If Landlord shall receive any award or other compensation (collectively, "Award") on account of the Taking, then: (a) any portion of such award attributable to the value of Alterations and Tenant Equipment shall be paid to Tenant; and (b) Basic Rent payable from and after the Date of Taking shall be reduced by an amount equal to one-twelfth of the Rental Factor (expressed as a percentage) multiplied by the lesser of: (i) the Award received by Landlord as a result of the Taking, less all amounts to be paid to Tenant under clause (a) and costs and expenses incurred by Landlord in collecting the Award or (ii) the cost of that part of the Premises so taken, as determined by Landlord on the basis of Landlord's property accounts, less, in the case of either (i) or (ii), all costs and expenses incurred by Landlord in connection with any rebuilding, alteration, or restoration of the Premises undertaken by Landlord as a result of the Taking.

      15.04. Except as provided in Section 15.03, Landlord shall be entitled to receive the entire Award for any Taking, and to such extent Tenant hereby assigns to Landlord all its right, title and interest in and to such Award. However, Tenant shall be entitled to make a claim against the condemning authority and shall be entitled to receive compensation for the value of any Tenant's moving expenses which may be compensable as a result of the Taking. Landlord shall have the right to settle any threatened or filed condemnation proceeding.

                                   ARTICLE 16.
                             RIGHTS OF OTHER PARTIES

      In the event that the Premises or any portion thereof is subject to a mortgage whose lien would otherwise be superior to Tenant's interest under this Lease, then this Lease shall not become effective until such time as Landlord, Tenant and all of the parties holding any such mortgage (collectively, the "Lender", whether one or more) have executed a non-disturbance agreement in form reasonably acceptable to Landlord and Tenant which provides, inter alia, that if the Lender forecloses such mortgage or otherwise acquires title to the Premises or any portion thereof: (i) the Lender will not join Tenant as a party to such foreclosure or seek to terminate this

Lease or otherwise affect Tenant's occupancy of the Premises under this Lease so long as Tenant is in compliance with its obligations under this Lease; and (ii) Tenant shall recognize, and attorn to, the Lender or other party which acquires title to the Premises by such foreclosure or transfer. In the event that Landlord shall grant a mortgage covering any portion of the Premises which would otherwise be inferior to Tenant's interest under this Lease, Tenant, Landlord and Lender shall enter into an agreement which contains the provisions set out in the previous sentence and which further provides that Tenant shall subordinate its interest under this Lease to the Lender's interest under its mortgage.

                                   ARTICLE 17.
                                  MISCELLANEOUS

      17.01. No failure by Landlord or Tenant to insist upon the strict performance of any covenant, agreement, term or condition of this Lease or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial rent by Landlord during the continuance of any such breach by Tenant shall constitute a waiver of any such breach, covenant, agreement, term or condition. No waiver of any breach, covenant, agreement, term or condition shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease otherwise shall continue in full force and effect.

      17.02. The rights and obligations contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and, except as otherwise provided herein, their respective personal representatives, successors and assigns. However, the obligations of Landlord under this Lease shall no longer be binding upon Landlord after any sale, assignment, or transfer by Landlord (or upon any subsequent landlord after the sale, assignment, or transfer by any such subsequent landlord) of its interest in the Premises. In the event of any such sale, assignment or transfer, such obligations shall thereafter be binding upon the grantee, assignee, or other transferee of such interest, and any such grantee, assignee, or transferee, by accepting such interest, shall be deemed to have assumed such obligations. A Lease of the entire Premises, other than for occupancy thereof, shall be deemed a transfer within the meaning of this Section.

      17.03. Each right, power and remedy of Landlord provided for in this Lease shall be cumulative and concurrent with every other right, power or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Landlord of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other such rights, powers or remedies. In the event of any breach or threatened breach by Tenant of any of the provisions of this Lease, Landlord shall be entitled by injunction to restrain such breach or threatened breach or to compel performance of such provisions.

      17.04. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the extent permitted by law.

      17.05. This Lease shall be construed and enforced in accordance with the laws of the State where the Premises are located.

      17.06. This Lease contains the entire agreement between the parties, and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's representatives have made any representations or warranties with respect to the Premises, the Improvements, or this Lease, except as expressly set forth herein, and no rights or remedies are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

      17.07. A Short Form or Memorandum of Lease shall be recorded promptly upon execution of this Lease.

      17.08. The relationship between the parties hereto is solely that of landlord and tenant and nothing contained herein shall constitute or be construed as establishing any other relationship between the parties, including the relationship of principal and agent, employer and employee, or parties engaged in a partnership or joint venture. Without limiting the foregoing, it is specifically understood that neither party is the agent of the other and neither is in any way empowered to bind the other or to use the name of the other in connection with the construction, maintenance or operation of the Premises, except as otherwise specifically provided herein.

      17.09. The indemnification provisions provided for in this Lease shall survive the expiration or termination of this Lease, whether by lapse of time or otherwise, for a period of one (1) year only.

      17.10. The prevailing party in any action brought to enforce or interpret this Lease shall be entitled to recover its attorney fees and costs (including expert witness fees) incurred in connection with such action.



                              END OF ATTACHMENT II

                       FIRST AMENDMENT TO LEASE AGREEMENT

        This First Amendment to Lease Agreement ("First Amendment") is made and entered into this day of August, 2000, by and between OLAFSON II, LLC, a Utah limited liability company ("Landlord") and TOMAX TECHNOLOGIES INC., a Utah corporation ("Tenant").

                                   WITNESSETH:

        The parties entered into a Lease Agreement effective December 15, 1999 and desire to amend certain provisions therein as set forth hereinafter.

        NOW THEREFORE, in consideration of the mutual agreements and promises set forth hereinafter, the parties hereto hereby agree as follows:

        1. The provision regarding the Commencement Date shall be amended to read in its entirety as follows:

                                December 1, 2000.

        2. The provision regarding Basic Rent shall be amended to read in its entirety as follows:

                             For the twenty-four month period beginning with the Commencement Date, Basic Rent shall be the monthly amount of $84,543.25, and thereafter until the Expiration Date shall be the monthly amount of $107,648.00.

Capitalized terms used in this First Amendment have the meanings ascribed to them in the Lease Agreement. Except as modified as set forth in this First Amendment, the Lease Agreement shall continue in full force and effect.

        DATED as of the date set forth above.

                                       OLAFSON II, LLC


                                       By:        /s/ Jaye Olafson
                                          --------------------------------------


                                       Title:     Manager
                                             -----------------------------------


                                       TOMAX TECHNOLOGIES INC.


                                       By:  /s/ Virgil Fernandez
                                          --------------------------------------



                                       Title:  CTO
                                             -----------------------------------